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                        TERMINATION OF ADVISORY AGREEMENT


                  TERMINATION OF ADVISORY AGREEMENT dated as of December 13, 1999 between EQK REALTY INVESTORS I (the "Trust") and LEND LEASE PORTFOLIO MANAGEMENT, INC. (the "Adviser").

                  The Trust and the Adviser are currently parties to an advisory agreement (the "Advisory Agreement"). In light of the imminent filing by the Trust of a bankruptcy petition, the Adviser desires to terminate the Advisory Agreement. Accordingly, the Trust and Adviser hereby agree as follows:

                  1. The Advisory Agreement is terminated as of the date hereof.

                  2. Neither the Trust nor the Adviser waives any claims arising under the Advisory Agreement.

                  3. The Adviser agrees to provide reasonable assistance to the Trust and the entity that will act as successor adviser upon the reasonable request of the Trust or such successor without additional consideration (other than reimbursement of any reasonably documented out-of-pocket expenses).

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination of Advisory Agreement as of the date set forth above.


                                           EQK REALTY INVESTORS I


                                           By:/s/ Gregory R. Greenfield
                                              --------------------------------
                                                  Name:  Gregory R. Greenfield
                                                  Title: President


                                           LEND LEASE PORTFOLIO MANAGEMENT, INC.


                                           By:/s/ Don Henry
                                              -------------------------
                                                   Name:  Don Henry
                                                   Title: Vice President

                                              EXHIBIT 99.1